Exhibit 99.1

CorEnergy Closes Sale of MoGas and Omega Pipeline Systems to Spire

Provides Update on Financial Condition

KANSAS CITY, MO – January 19, 2024 – CorEnergy Infrastructure Trust, Inc. (OTC: CORR, CORRL) ("CorEnergy" or the "Company") today closed the sale of its MoGas and Omega pipeline systems (together, the “MoGas System”) to Spire Midstream, a subsidiary of Spire Inc. (NYSE: SR). The MoGas System is an interstate natural gas transmission and distribution system providing service to markets in Missouri and Illinois.

Transaction Highlights

•All-cash transaction for $175 million, plus working capital adjustments, resulting in net proceeds of approximately $165 million after taxes and transaction-related costs
•At closing, CorEnergy repaid and canceled the Crimson Pipeline credit facility, for a total of $109 million
•Transaction results in Crimson Pipeline as sole remaining operation of CorEnergy

Dave Schulte, Chairman and Chief Executive Officer of CorEnergy, said: “We want to thank our dedicated MoGas and Omega associates, who will continue supporting Spire to provide safe transportation of critical supplies of natural gas to customers in Missouri. These companies were the last remaining legacy operations from our predecessor corporation and were included in our groundbreaking qualification for REIT status. Our stockholders realized significant benefit from our ownership of these assets over the years, and we are confident that Spire is the right owner for them moving forward.”

Commenting on CorEnergy’s financial condition, President and CFO Robert Waldron said: “The sale of our MoGas and Omega systems allows us to significantly de-lever our balance sheet. However, as we have previously disclosed, we are currently out of compliance with the NYSE minimum share price requirement and are at risk of the NYSE delisting our common stock. While we are appealing the delisting notice, there is no assurance that we will be successful. If this situation is not remedied, it will lead to an obligation to repurchase $118 million of our convertible senior notes at par value in the near future, and we do not have the resources to comply. The company is evaluating its strategic alternatives regarding its current capital structure.”

Regarding corporate operations, Mr. Waldron continued: “Our Crimson utility is running cash flow deficits due to dramatically underpriced pipeline tariffs that are the result of unprecedented volume declines and power and maintenance cost increases. The cash generated from the sale of MoGas and Omega will be sufficient for us to maintain Crimson’s liquidity and safe and reliable operations until the rate increases for which we have applied take effect. We have requested and expect that these rate increases will be retroactive to our application date.”

Mr. Waldron added: “As previously communicated, we plan to undertake corporate cost reductions commensurate with our smaller operating footprint and may take charges for those activities. Major oil production companies have recently announced major write-downs of their reserves in the state of California resulting from government policies reducing the economic value of their production. These same regulations have adversely affected volumes transported on our pipelines, and therefore, their economic life. We are evaluating the Crimson business for possible write-downs related to shorter useful lives of pipeline assets, and will provide an update in due course.”

CorEnergy intends to file pro forma financial statements giving effect to the sale of MoGas and Omega on Form 8-K.

Evercore acted as the company’s financial advisor while K&L Gates served as legal counsel.

Exhibit 99.1
About CorEnergy Infrastructure Trust, Inc.

CorEnergy Infrastructure Trust, Inc. (OTC: CORR, CORRL) is a real estate investment trust that owns and operates regulated crude oil pipelines and associated rights-of-way. For more information, please visit corenergy.reit.

Forward-Looking Statements

With the exception of historical information, certain statements contained in this press release may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, our ability to execute on our business strategy of restoring our cost of services and the expected results of tariff increase requests. Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including that we might not receive our requested tariff increases, we might have further cost increases and volume reductions beyond those projected in our tariff requests and those additional factors discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement.

CorEnergy Infrastructure Trust, Inc.

Investor Relations
Jeff Teeven or Matt Kreps
info@corenergy.reit

Source: CorEnergy Infrastructure Trust, Inc.

2